UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 9, 2011, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that subsidiaries of PPL Energy Supply, LLC have completed the previously announced sale to affiliates of LS Power Equity Advisors, LLC of the 244-megawatt natural gas-fired generating facility located in Wallingford, Connecticut, the 585-megawatt natural gas-fired generating facility located in University Park, Illinois and the Company’s one-third interest in Safe Harbor Water Power Corporation, which is the owner of the 421-megawatt Safe Harbor Hydroelectric Station located on the Susquehanna River in Conestoga, Pennsylvania, for approximately $381 million in cash.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 -
Press release, dated March 9, 2011, announcing completion of the sale to LS Power Equity Advisors, LLC of PPL’s Wallingford, Connecticut and University Park, Illinois electric generating facilities and one-third interest in Safe Harbor Water Power Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  March 10, 2011